UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934
______________

CARRINGTON LABORATORIES, INC.
(Exact name of registrant as specified in its charter)
Texas (State of incorporation or organization)	75-1435663 (I.R.S. employer identification number)
2001 Walnut Hill Lane Irving, Texas (Address of principal executive offices)	75038 (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act Registration Statement File Number to which this Form Relates: Not applicable.

Securities to be registered pursuant to Section 12(b) of the Act:

None.
(Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share.
Preferred Stock Purchase Rights.
 (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

     The classes of securities to be registered hereby are (1) Common Stock, par value $0.01 per share ("Common Stock") and (2) Preferred Stock Purchase Rights of Carrington Laboratories, Inc. (the "Registrant"), both of which had been previously registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended.

      A description of the Common Stock is set forth under Item 1 of the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 20, 1991, as amended, and a description of the Preferred Stock Purchase Rights is set forth under Item 1 of the Registrant's Post-Effective Amendment No. 3 to Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 18, 2003, which descriptions are incorporated in this Item 1 by reference.

Item 2.   Exhibits.
Exhibit No.	Description
3.1	Restated Articles of Incorporation of Carrington Laboratories, Inc. (1)

3.2	Amendment No. 1 to Restated Articles of Incorporation of Carrington Laboratories, Inc. (2)

3.3	Bylaws of Carrington Laboratories, Inc., as amended through March 3, 1998 (3)

4.1

Amended and Restated Rights Agreement, dated as of October 15, 2001, between Carrington Laboratories, Inc. and American Stock Transfer & Trust Company, as Rights Agent. The Rights Agreement includes as Exhibit A the form of Statement of Resolutions Establishing and Designating Series D Preferred Stock, as Exhibit B the form of Right Certificate and as Exhibit C the form of Summary of Rights to Purchase Preferred Shares (4)

4.2	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of December 17, 2003, among Carrington Laboratories, Inc and the American Stock Transfer & Trust Company, as Rights Agent (5)

4.4	Specimen Common Stock Certificate (6)

____________________
(1)	Filed with the Securities and Exchange Commission as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1999. Such Exhibit is incorporated herein by reference.

(2)	Filed with the Securities and Exchange Commission as an Exhibit to the Company's Registration Statement on Form S-1 filed on September 6, 2007. Such Exhibit is incorporated herein by reference.

(3)	Filed with the Securities and Exchange Commission as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1997. Such Exhibit is incorporated herein by reference.

(4)

Filed with the Securities and Exchange Commission as an Exhibit to the Company's Post-Effective Amendment No. 2 to Registration Statement on Form 8-A filed on October 15, 2001. Such Exhibit is incorporated herein by reference.

(5)

Filed with the Securities and Exchange Commission as an Exhibit to the Company's Post-Effective Amendment No. 3 to Form 8-A/A filed on December 18, 2003. Such Exhibit is incorporated herein by reference.

(6)	Filed with the Securities and Exchange Commission as an Exhibit to the Company's Registration Statement on Form S-3 filed on January 25, 1993. Such Exhibit is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CARRINGTON LABORATORIES, INC.

By:	/s/ ROBERT W. SCHNITZIUS
Robert W. Schnitzius
Vice President and Chief Financial Officer

Date:    October 19, 2007

EXHIBIT INDEX

Exhibit No.	Description
3.1	Restated Articles of Incorporation of Carrington Laboratories, Inc. (1)

3.2	Amendment No. 1 to Restated Articles of Incorporation of Carrington Laboratories, Inc. (2)

3.3	Bylaws of Carrington Laboratories, Inc., as amended through March 3, 1998 (3)

4.1

Amended and Restated Rights Agreement, dated as of October 15, 2001, between Carrington Laboratories, Inc. and American Stock Transfer & Trust Company, as Rights Agent. The Rights Agreement includes as Exhibit A the form of Statement of Resolutions Establishing and Designating Series D Preferred Stock, as Exhibit B the form of Right Certificate and as Exhibit C the form of Summary of Rights to Purchase Preferred Shares (4)

4.2	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of December 17, 2003, among Carrington Laboratories, Inc and the American Stock Transfer & Trust Company, as Rights Agent (5)

4.4	Specimen Common Stock Certificate (6)

____________________

(1)	Filed with the Securities and Exchange Commission as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1999. Such Exhibit is incorporated herein by reference.

(2)	Filed with the Securities and Exchange Commission as an Exhibit to the Company's Registration Statement on Form S-1 filed on September 6, 2007. Such Exhibit is incorporated herein by reference.

(3)	Filed with the Securities and Exchange Commission as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1997. Such Exhibit is incorporated herein by reference.

(4)

Filed with the Securities and Exchange Commission as an Exhibit to the Company's Post-Effective Amendment No. 2 to Registration Statement on Form 8-A filed on October 15, 2001. Such Exhibit is incorporated herein by reference.

(5)

Filed with the Securities and Exchange Commission as an Exhibit to the Company's Post-Effective Amendment No. 3 to Form 8-A/A filed on December 18, 2003. Such Exhibit is incorporated herein by reference.

(6)	Filed with the Securities and Exchange Commission as an Exhibit to the Company's Registration Statement on Form S-3 filed on January 25, 1993. Such Exhibit is incorporated herein by reference.